EXHIBIT 10(c)

                 AMENDMENT NO. 2 TO FINANCING AGREEMENTS



                         February 13, 1996


Emerson Radio Corp.
Majexco Imports, Inc.
9 Entin road
Parsippany, New Jersey  07054



Gentlemen:



        Congress Financial Corporation ("Lender'), Emerson Radio Corp. ("Emerson") and Majexco Imports, Inc. ("Majexco"; together with Emerson, individually and collectively, the "Borrower") have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated March 31, 1994, currently between Lender and Borrower, as amended by Amendment No. 1 to Financing Agreements, dated August 24, 1995 (the "Loan Agreement"), together with various other agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto
(as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not herein defined shall have the meanings given to them in the Financing Agreements.


        Borrower has requested that Lender agree to certain amendments to the Financing Agreements, and lender is willing to agree to such amendments, subject to the terms and conditions set forth herein.


        In consideration of the foregoing, the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:


        1.      Adjusted Net Worth Covenant.


                (a) Section 1.2(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following effective with respect to the calculation of Adjusted Net Worth as of December 31, 1995 and at any time thereafter:


        "(b) indebtedness of such Person and its subsidiaries incurred after December 31, 1995 which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender."



               (b) Section 9.14 of the Loan Agreement shall be deleted in its entirety and replaced with the following effective with respect to the calculation of Adjusted Net Worth as of December 31, 1995 and at any time thereafter:


        "9.14 Adjusted Net Worth. As of the end of each fiscal quarter of Emerson, Emerson shall maintain, on a consolidated basis with its subsidiaries, Adjusted Net Worth of not less than the sum of (i) the Base Amount, plus
        (ii) any proceeds received by Emerson or its subsidiaries after December 31, 1995 from the sale of any equity securities (including any equity securities issued pursuant to the Rights
        Offering or the exercise of Warrants issued pursuant to the Plan, plus (iii) subject to the provisions hereof, any proceeds received by Emerson or its subsidiaries after December
        31, 1995 from the sale by Emerson or its subsidiaries of debt securities subordinated to the extent required under Section 1.2(b).
        As used herein, "Base Amount" shall mean
        (i) the amount of $38,000,000 as at December 31, 1995 and for the period from January 1, 1996 through and including September 30, 1996,
        (ii) the amount of $40,000,000 from October 1, 1996 through and including March 31, 1997, and
        (iii) the amount of $45,000,000 from and after April 1, 1997. If the dates upon which Emerson's fiscal quarters end are not the same as the dates upon which calendar year quarters end, then the dates referred to above shall be deemed to refer to the end of Emerson's fiscal quarters ending closest to such dates (whether before or after such dates)."


        2. Working Capital Covenant. Section 9.13 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

          "9.13 Working Capital. As of the end of each fiscal quarter of Emerson, Emerson shall maintain, on a consolidated basis with its subsidiaries, Working Capital of not less than (i) the amount of $20,000,000 from April
          1 through and including September 30 in each year, commencing April 1, 1995 and (ii) the amount of $35,000,000 from October 1 in each year through March 31 in the following year, commencing October 1, 1995. If the dates upon which Emerson's fiscal quarters end are not the same as the dates upon which calendar year quarters end, then the dates referred to above shall be deemed to refer to the end of Emerson's fiscal quarters ending closest to such dates (whether before or after such dates)."

        3. Conditions Precedent. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions:



                (a) the receipt by Lender of an original of this Amendment, duly authorized, executed and delivered by Borrower, consented and agreed to by Obligors; and

                (b)   after giving affect to the amendments set forth in
Section 1 hereof, no Event of Default shall exist or have occurred and be continuing and no condition shall exist or event shall have occurred and be continuing which, with notice or passage of time, or both, would constitute an Event of Default.


        4.      Effect of this Amendment.

                (a) Entire Agreement; Ratification and Confirmation of the Financing Agreements. This Amendment contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous term sheets, proposals, discussions, negotiations, correspondence, commitments and communications between or among the parties concerning the subject matter hereof. This Amendment may not be modified or any provision waived, except in writing signed by the party against whom such modification or waiver is sought to be enforced. Except as specifically modified pursuant hereto, the Financing Agreements are hereby ratified, restated and confirmed by the parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the Financing Agreements, the terms of this Amendment shall control.

                (b) Governing Law. This Amendment and the rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

                (c) Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.


                (d) Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.


       By the signature hereto of each of the duly authorized officers, all of the parties hereto mutually covenant and agree as set forth herein.



                        Very truly yours,



                        CONGRESS FINANCIAL CORPORATION



                        By: /s/ Kenneth G. Donahue
                                Kenneth G. Donahue


                        Title: Assistant Vice President



AGREED AND ACCEPTED:



EMERSON RADIO CORP.



By: /s/ Eugene I. Davis
        Eugene I. Davis


Title: President



MAJEXCO IMPORTS, INC.



By: /s/ Eugene I. Davis
        Eugene I. Davis


Title: President


CONSENTED TO AND AGREED:

H.H. SCOTT, INC.
EMERSON COMPUTER CORP.
EMERSON TECHNOLOGIES AND
  DEVELOPMENT CORP.



By:/s/ Eugene I. Davis
       Eugene I. Davis

Title: President



EMERSON TECHNOLOGIES, L.P.



By:     EMERSON TECHNOLOGIES
        AND DEVELOPMENTS CORP.,
        its general partner



        By:/s/ Eugene I. Davis
               Eugene I. Davis



        Title: President



EMERSON RADIO CANADA LTD.



        By:/s/ Eugene I. Davis
               Eugene I. Davis



        Title: Executive Vice President



EMERSON RADIO & TECHNOLOGIES N.V.



By: /s/ Eugene I. Davis
        Eugene I. Davis


Title: Director